UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road	07660
Ridgefield Park, NJ 07660	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

The Supreme Court of the Philippines has issued a decision in an employment-related case in favor of former employees of Innodata Knowledge Services, Inc., a Philippines subsidiary of Innodata Inc. (the “Company”). The subsidiary has filed a motion that requests the Supreme Court to reconsider its decision. Legal counsel to the subsidiary estimates that if the decision becomes final the amount payable by the subsidiary will approximate $1.13 million in principal and interest accrued through January 31, 2018, and will increase until paid at the rate of approximately $10,000 per month. The title of the case is “Innodata Knowledge Services, Inc. vs. Socorro D’Marie T. Inting, et al.” and the case number is G.R. No. 211892.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: February 16, 2018	By:	/s/ Amy R. Agress
Amy R. Agress
Senior Vice President and General Counsel